Exhibit 8.1

Opinion of Phillips Lytle LLP Regarding Certain Tax Matters

Life Storage, Inc. Life Storage LP 6467 Main Street Buffalo, New York 14221	June 14, 2018

Re:	Certain Federal Income Tax Matters

Ladies and Gentlemen:

This opinion is delivered to you in our capacity as counsel to Life Storage, Inc., a Maryland corporation (the “Company”), and Life Storage LP, a Delaware limited partnership (the “Operating Partnership”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company and the Operating Partnership on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended.    Such Registration Statement relates to the proposed public offering of (A) the following securities by the Company (collectively, the “Company Securities”): (i) common stock, par value $0.01 per share (the “Common Shares”), (ii) preferred stock, par value $0.01 per share (the “Preferred Shares”), (iii) warrants to purchase Common Shares, and/or Preferred Shares, (iv) units consisting of combinations of any of the foregoing and (v) guarantees; and (B) debt securities by the Operating Partnership (the “Debt Securities”, and together with the Company Securities, the “Securities”), all of which may be offered and sold from time to time on a delayed or continuous basis as set forth in the prospectus which forms part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the prospectus. This opinion relates to the Company’s qualification for federal income tax purposes as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”).

In rendering the following opinions, we have examined the Amended and Restated Articles of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.

We have also reviewed the Registration Statement and the descriptions set forth therein of the Company and its investments and activities. We have relied upon the representations of the Company, the Operating Partnership and Life Storage Holdings, Inc. (“Holdings”) contained in a representation letter, dated as of this date (“Representation Letter”), regarding the manner in which the Company, the Operating Partnership and Holdings have been and will continue to

Life Storage, Inc.
Life Storage LP
June 14, 2018
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be owned and operated and the composition of the assets owned and the nature of the income of the Company, the Operating Partnership and Holdings. We have neither independently investigated nor verified such representations, and we assume that such representations are true, correct and complete. We assume that the Company has been and will be operated in accordance with applicable laws, and that the descriptions of the Company and its investments, and the proposed investments, activities, operations and governance of the Company set forth in the Registration Statement regarding matters of fact as opposed to matters of law continue to be true. In addition, we have relied on certain additional facts and assumptions described below.

In rendering the opinions set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity of final documents to all documents submitted to us as drafts, (iv) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (v) the accuracy and completeness of all records made available to us, (vi) the accuracy of all representations, warranties and other statements made by all parties regarding matters of fact as opposed to matters of law, and (vii) from and after the date of this letter, the Company will utilize all appropriate “savings provisions” (including the provisions of Sections 856(c)(6), 856(c)(7), and 856(g) of the Code, and the provision included in Section 856(c)(4) of the Code (flush language) allowing for the disposal of assets within 30 days after the close of a calendar quarter, and all available deficiency dividend procedures) available to the Company under the Code in order to correct any violations of the applicable REIT qualification requirements of Sections 856 and 857 of the Code, to the full extent the remedies under such provisions are available. We have also assumed, without investigation, that all documents, certificates, warranties and covenants on which we have relied in rendering the opinions set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter.

The opinions set forth in this letter are based on relevant current provisions of the Code, Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change by the IRS, Congress and the courts (as applicable), which may or may not be retroactive in effect and which might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

Life Storage, Inc.
Life Storage LP
June 14, 2018
Page 3

Based upon and subject to the foregoing we are of the opinion that:

1.	Commencing with the Company’s first taxable year ended December 31, 1995, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” under the Code, and its current and proposed organization and method of operation, as described in the representations referred to above, will enable the Company to continue to meet the requirements for qualification and taxation as a “real estate investment trust” under the Code for its taxable year ending December 31, 2018 and thereafter.

2.	The statements in the Registration Statement set forth in the caption “Federal Income Tax Considerations,” to the extent they describe matters of federal income tax law or federal income tax legal conclusions, are correct in all material respects, as of the date hereof.

The Company’s qualification and taxation as a REIT depends upon the Company’s ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code and described in the Registration Statement with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to shareholders and the diversity of its share ownership, and upon the Company utilizing all appropriate “savings provisions” described above. Phillips Lytle LLP will not review the Company’s compliance with these requirements on a continuing basis. No assurance can be given that the actual results of the operations of the Company, the sources of its income, the nature of its assets, the level of its distributions to its shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT. In this regard, we are expressing our opinions only as to the specific matters set forth in the numbered paragraphs set forth herein.

We note that the Prospectus does not currently address the United States federal income tax considerations that may be relevant to a holder of certain Securities. It is our understanding that in the event the Company issues Securities for which the United States federal income tax considerations are not addressed in the Prospectus, the Company and/or the Operating Partnership will prepare a prospectus supplement to the Prospectus, which supplement will address the federal income tax considerations that are likely to be material to a holder of such securities.

Life Storage, Inc.
Life Storage LP
June 14, 2018
Page 4

We consent to being named as Counsel to the Company in the Registration Statement, to the references in the Registration Statement to our firm and to the filing of this opinion letter as Exhibit 8.1 of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

Phillips Lytle LLP

/s/ Phillips Lytle LLP